Exhibit 4.2


                              EASTERN BANCORP, INC.

                                STOCK OPTION PLAN

         Eastern Bancorp, Inc. (the "Company") sets forth herein the terms of this Stock Option Plan (the "Plan") as follows:

         1.       PURPOSE

                  The Plan is intended to advance the interests of the Company by providing eligible individuals (as designated pursuant to Section 4 below) with an opportunity to acquire or increase a proprietary interest in the Company, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Company and its subsidiaries, and will encourage such eligible individuals to remain in the employ or service of the Company or that of one or more of its subsidiaries. Each stock option granted under the Plan (an "Option") is intended to be an "incentive stock option" within the meaning of Section 422A of the Internal Revenue Code of 1986, or the corresponding provision of any subsequently enacted tax statue, as amended from time to time (the "Code") ("Incentive Stock Option"), except (i) to the extent that any such Option would exceed the limitations set forth in Section 7 below;
(ii) for Options specifically designated at the time of grant as not being "incentive stock options"; and (iii) for Options granted to directors who are not officers or other salaried employees of the Company or any of its subsidiaries.

         2.       ADMINISTRATION

                  (a) Board. The Plan shall be administered by the Board of Directors of the Company (the "Board"), which shall have the full power and authority to take all actions, and to make all determinations required or provided for under the Plan or any Option granted or Option Agreement (as defined in Section 8 below) entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of
the  Plan  deemed  by  the  Board  to  be  necessary  or   appropriate   to  the
administration of the Plan or any Option granted or Option Agreement entered into hereunder. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting at which any issue relating to the Plan is properly raised for consideration or by unanimous consent of the Board executed in writing in accordance with the Company's
Certificate of Incorporation and By-Laws, and with applicable law. The interpretation and construction by the Board of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final and conclusive.

                  (b) Committee. The Board may from time to time appoint a Stock Option Committee (the "Committee") consisting of not less than three members of the Board, none of whom shall be an officer or other salaried employee of the Company or any of its subsidiaries,



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and each of whom shall  qualify in all respects as a  "disinterested  person" as defined in Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Board, in its sole discretion, may provide that the role of the committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, as set forth in Section 2(a) above, as the Board shall determine, consistent with the Certificate of Incorporation and By-Laws of the Company and applicable law. The Board may remove members, add members, and fill vacancies on the committee from time to time, all in accordance with the Company's Certificate of Incorporation and By-Laws, and with applicable law. The majority vote of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

                  (c) No Liability. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.

                  (d) Delegation to the Committee. In the event that the Plan or any Option granted or Option Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in Section 2(b) above. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final and conclusive.

                  (e)  Action  by the  Board.  The  Board may act under the Plan other than by, or in accordance with the recommendation of, the Committee, constituted as set forth in Section 2(b) above, only if a majority of the Board and a majority of the directors acting in any matter hereunder are "disinterested persons" as defined in Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

         3.       STOCK

                  The stock that may be issued pursuant to Options granted under the Plan shall be shares of Common Stock, par value $.01 per share, of the Company (the "Stock"), which shares may be treasury shares of authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Options granted under the plan shall not exceed in the aggregate 125,000 shares, which number of shares is subject to adjustment as hereinafter provided in
Section 17 below. If any Option expires, terminates, or is terminated for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan.



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         4.       ELIGIBILITY


                  (a) Employees. Options may be granted under the Plan to any salaried employee of the Company or any "subsidiary corporation" thereof within the meaning of Section 425(f) of the Code (a "Subsidiary") (including any such employee who is an officer or director of the Company or any Subsidiary) as the Board shall determine and designate from time to time prior to expiration of termination of the Plan.

                  (b) Non-Employee Directors. On the effective date of the Plan as described in Section 5(a) hereof, each person then serving on the Board of Directors of the Company who is not an officer or other salaried employee of the Company or any Subsidiary (a "Non-Employee Director") shall be granted an Option to purchase 1,000 shares of the Stock at the price and upon the other terms and conditions specified in the Plan. Thereafter, subject to the availability of shares and to the aggregate percentage limitation on option grants to Non-Employee Directors set forth in the next sentence below, an Option to purchase 1,000 shares of Stock, at the price and upon the other terms and conditions specified in the Plan, shall be granted under the Plan to each Non-Employee Director of the Company elected after the effective date of the Plan upon such Non-Employee Director completing three years of service. The maximum number of Options that may be granted to all directors who are not full-time salaried employees of the Company or a Subsidiary shall not exceed 30 percent of the shares covered by the Plan. Except as provided in this Section 4(b), no Non-Employee Director shall be eligible to be granted Options under this Plan. Non-employee directors of a Subsidiary who are not also Non-Employee Directors of the Company may be granted Options at the discretion of the Board.

                  An individual may hold more than one Option, subject to such restrictions as are provided herein.

         5.       EFFECTIVE DATE AND TERM OF THE PLAN

                  (a) Effective Date. The Plan shall be effective as of April 8, 1987, the date of its adoption by the Board of Directors of the Company, subject to approval of the Plan within one year so such effective date by an affirmative vote of shareholders who hold at least a majority of the outstanding shares of stock of the Company entitled to vote thereon, in person or by proxy, at a duly called meeting of the shareholders; provided, however, that upon approval of the Plan by the shareholders of the Company as set forth above, all Options granted under the Plan on or after the effective date shall be fully effective as if the shareholders of the Company had approved the Plan on the effective date. If the shareholders fail to approve the Plan within one year of such effective date, any options granted hereunder shall be null and void and of no effect.

                  (b) Term. The Plan shall terminate on the date ten years from the effective date.



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         6.       GRANT OF OPTIONS

                  Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, prior to the date of termination of the Plan, grant to such eligible individuals as the Board may determine ("Optionees"), Options to purchase such number of shares of the Stock on such terms and conditions as the Board may determine, including any terms or conditions which may be necessary to qualify such option as Incentive Stock Options. The date on which the Board approves the grant of an Option shall be considered the date on which such Option is granted.

         7.       LIMITATION ON OPTIONS EXERCISABLE IN CALENDAR YEAR

                  The aggregate fair market value (determined at the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee's employer corporation and its parent and subsidiary corporations within the meaning of Section 422A(b)(7) of the Code) shall not exceed $100,000. If an Option is granted which would exceed the limitation of this Section 7, the excess shares shall be included under a separate Option which shall be designated as not being an Incentive Stock Option.

         8.       OPTION AGREEMENTS

                  All Options granted pursuant to the Plan shall be evidenced by written agreements ("Option Agreements"), to be executed by the Company and by the Optionee, in such form or forms as the Board shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.

         9.       OPTION PRICE

                  The purchase price of each share of the Stock subject to an Option (the "Option Price") shall be fixed by the Board and stated in each Option Agreement, and shall be not less than the greater of par value or 100 percent of the fair market value of a share of the Stock on the date the Option is granted (as determined in good faith by the Board); provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422A(b)(6) and 425(d) of the Code (relating to stock ownership of more than ten percent), the Option Price of an Option which is intended to be an Incentive Stock Option shall be not less than the greater of par value or 110 percent of the fair market value of a share of Stock at the time such Option is granted. In the event that the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or is publicly traded in an established securities market, in determining the fair market value of the Stock, the Board shall use the closing price of the Stock on such exchange or System or in such market (the highest such closing price if there is more than one such exchange or market) on the trading date immediately before the Option is granted (or, if there is no such closing price, then the Board shall use the

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mean between the highest bid and lowest asked prices or between the high and low prices on such date), or, if no sale of the Stock has been made on such day, on the next preceding day on which any such sale shall have been made.

         10.      TERM AND EXERCISE OF OPTIONS

                  (a) Term. Each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of ten years (ten years and 30 days, in the case of an Option granted to an employee of the Company or a Subsidiary which is not designated as an Incentive Stock Option) from the date such Option is granted, or, with respect to Options granted to persons other than Non-Employee Directors, on such date prior thereto as may be fixed by the Board and stated in the Option Agreement relating to such Option; provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422A(b)(6) and 425(d) of the Code (relating to stock ownership of more than ten percent), an Option granted to such Optionee which is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

                  (b) Option Period and Limitations on Exercise. Each Option granted to persons other than Non-Employee Directors under the Plan shall be exercisable, in whole or in part, at any time and from time to time, over a period commencing on or after the date of grant and ending upon the expiration or termination of the Option, as the Board shall determine and set forth in the Option Agreement relating to such Option. Without limiting the foregoing, the Board, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding; provided, however, that any such limitation on the exercise of an Option contained in any Option Agreement may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the date of grant of such Option, so as to accelerate the time at which the Option may be exercised. Except as provided in Sections 12 and 13 below, each Option Granted to a Non-Employee Director shall be exercisable, in whole or in part, at any time and from time to time, over a period commencing on the date on year after the date of grant and ending upon the expiration of the Option. Notwithstanding any other provision the Plan, (i) no Option granted to an Optionee under the Plan shall be exercisable in whole or in part prior to the date the Plan is approved by the shareholders of the Company as provided in Section 5 above, and (iii) an Incentive Stock Option shall be exercisable in any calendar year only to the extent permitted by Section 7 above.

                  (c) Method of Exercise. An Option that is exercisable hereunder maybe exercised by delivery to the Company on any business day, at its principal office, addressed tot the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole

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or in part, at any time shall be the lesser of 100 shares or the maximum  number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made either (i) in cash or in cash equivalents;
(ii) through the tender to the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in the manner described in Section 9 above) on the date of exercise; or (iii) by a combination of the methods described in (i) and (ii). An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing his ownership of such shares. A separate Stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of an Option which is an Incentive Stock Option, which certificate or certificates shall not include any shares which were purchased pursuant to the exercise of an Option which is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a shareholder until the shares of Stock covered thereby are fully paid and issued to him and, except as provided in Section 17 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

         11.      TRANSFERABILITY OF OPTIONS

                  During  the  lifetime  of an  Optionee  to whom an  Option  is granted, only such Optionee (or, in the event of legal incapacity or incompetency, the Optionee's guardian or legal representative) may exercise the Option. No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

         12.      TERMINATION OF SERVICE OR EMPLOYMENT

                  Upon the Optionee's termination of service or employment with the Company or a Subsidiary, other than by reason of the death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, any Option granted to an Optionee pursuant to the Plan shall remain subject to any installment limitation imposed pursuant to Section 10(b) above unless the termination of service or employment is by reason of retirement with the consent of the Board, in which case the Option shall become immediately exercisable in full (subject to the general limitations on exercise set forth in Section 10(b) above). An Incentive Stock Option shall terminate three months after the date of such termination of service or employment, unless earlier terminated pursuant to Section 10(a) above. A non-incentive stock option granted to an Optionee who is not a Non-Employee Director shall terminate on the same basis as provided in the preceding sentence; provided, however, that if the termination of service or employment is by reasons of retirement with the consent of the Board, the Option shall not terminate until the expiration of the Option is provided in Section 10(a) above; and provided, further, that the Board may provide, by including of appropriate language in the Option Agreement, that the Optionee may (subject to the general limitations on exercise set forth in

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Section 10(b) above),  in the event of  termination  of service or employment of the Optionee with the Company or a Subsidiary, exercise the Option in whole or in part, at any time after such termination of service or employment and prior to termination of the Option as provided in Section 10(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. Any Option granted to a Non-Employee Director shall not terminate until the expiration of the Option under Section 10(a) above, notwithstanding the Non-Employee Director's termination of service on the Board. Whether a leave of absence or leave on military or government service shall constitute a termination of service or employment for purposes of the plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of service or employment with the Company or a Subsidiary shall not be deemed to occur if the Optionee is immediately thereafter in the service or employ of the Company or any other Subsidiary.

         13.      RIGHTS IN THE EVENT OF DEATH OR DISABILITY

                  (a) Death. If an Optionee dies while employed by or in the service of the company or a Subsidiary or within the period following the termination of service or employment or Section 13(b) below, the executors or administrators or legatees or distributes of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), (i) to exercise any incentive Stock Option held by such Optionee at the date of such Optionee's death at any time within one year after the date of such Optionee's death and prior to termination of the Option as provided in
Section 10(a) above, and (ii) to exercise any non-incentive stock option held by such Optionee at the date of such Optionee's death at any time prior to the termination of the Option as provided in Section 10(a) above, whether or not any such Option was exercisable immediately prior to such Optionee's death.

                  (b) Disability. If an Optionee terminates service or employment with the Company or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the code) of such Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), (i) to exercise, in whole or in part, any Incentive stock Option held by such Optionee at the date of such termination of service or employment at any time within one year after such termination of service or employment and prior to termination of the Option as provided in Section 10(a) above, and (ii) to exercise, in whole or in part, any non-incentive stock option held by such Optionee at the date of such termination of service or employment at any time prior to the termination of the Option as provided in Section 10(a) above, whether or not such Option was exercisable immediately prior to such termination of service or employment. Whether a termination of service or employment is to be considered by reason of "permanent and total disability" for purposes of this Plan shall be determined by the Board, which determination shall be final and conclusive.


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         14.      USE OF PROCEEDS

         The proceeds received by the Company from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

         15.      REQUIREMENTS OF LAW

                  (a) Violations of Law. The Company shall not be required to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Specifically in connection with the Securities Act of 1933 (as now in effect or as hereafter amended), upon exercise of any Option, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Option, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the holder of such Option may acquire such shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended). The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Options are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

                  (b) Compliance with Rule 16b-3. The Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934. Any provision inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

         16.      AMENDMENT AND TERMINATION OF THE PLAN

                  The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Options have not been granted; provided, however, that no amendment by the Board shall, without approval by the affirmative vote of shareholders who hold at least a majority of outstanding shares of stock of the Company entitled to vote thereon and who vote in person or by proxy at a duly constituted shareholders' meeting,
(a) materially change the requirements as to eligibility to receive Options; (b) increase the maximum number of shares of Stock in the aggregate that my be sold pursuant to Options granted under the Plan (except as permitted under Section 17 hereof); (c) change the maximum Option Price set forth in Section 9 hereof (except as permitted under Section 17 hereof); (d) increase the maximum period during which Options may be exercised; (e) extend the term of the Plan; or (f) materially increase the

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benefits  accruing to eligible  individuals  under the Plan. Except as permitted under Section 17 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Option, alter or impair rights or obligations under any Option theretofore granted under the Plan.

         17.      EFFECT OF CHANGES IN CAPITALIZATION

                  (a) Changes in Stock. If the  outstanding  shares of Stock are increased or decreased or changed into or exchanged for a different number of kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, occurring after the effective date of the Plan, the number and kinds of shares for the purchase of which Options may be granted under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

                  (b) Reorganization in Which the Company Is the Surviving Corporation. Subject to subsection (c) hereof, if the Company shall be the surviving corporation in any reorganization, merger, or consolidation of the Company with one or more other corporations, any Option theretofore granted pursuant tot eh Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

                  (c) Reorganization in Which the Company Is Not the Surviving Corporation of Sale of Assets or Stock. Upon the dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation) approved by the Board which results in any person or entity owning 80 percent or more of the combined voting power of all classes of stock of the Company, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each individual holding an Option shall have the right (subject to the general limitations of exercise set forth in Section 10(b) above), immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Board in its sole discretion shall determine and designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs and without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its shareholders.

                  (d) Adjustments. Adjustments under this Section 17 related to stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

                  (e) No Limitations on Company. The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of this business or assets.

         18.      DISCLAIMER OF RIGHTS

                  No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Subsidiary, or to interfere in any way with the right and authority of the Company or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Subsidiary.

         19.      NONEXCLUSIVITY OF THE PLAN

                  Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or class of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

Amendment to 1987 Stock Option Plan adopted by the Board of Directors of the Company on November 18, 1993 and the Shareholders of the Company on January 27, 1993.

         Upon motion made and seconded it was: Unanimously voted to replenish the 1987 Stock Option plan through addition of 150,000 options for shares of stock and be it further voted to seek the approval of the Shareholders of Eastern Bancorp at the Annual Meeting of the Shareholders of January 27, 1993.

                              EASTERN BANCORP, INC.

                       Amendment to 1987 Stock Option Plan

             Adopted by the Board of Directors of December 15, 1993

                      Section 4(b) as amended and restated

4(b)  Non-Employee Directors.

         1. On the effective date of the Plan as described in Section 5(a) hereof, each person then serving on the Board of Directors of the Company who is not an officer or other salaried employee of the Company or any Subsidiary (a"Non-Employee Director") shall be granted a non-incentive Option to Purchase 1,000 shares of the Stock at the price and upon the other terms and conditions specified in the plan. Thereafter, through February 9, 1994, subject to the availability of shares and to the aggregate percentage limitation on option grants to Non-Employee Directors set forth in subsection (3) below, each Non-Employee Director of the Company elected after the effective date of the Plan shall be entitled to receive an Option to purchase 1,000 shares of the Stock, at the price and upon the other terms and conditions specified in the Plan, upon such Non-Employee Director completing three years of service.

         2. Effective from and after the Annual Meeting held on February 9, 1994:

                  (a) each Non-Employee Director elected to the Board for the first time at or after the 1994 Annual Meeting shall be granted an Option for 2,500 shares of the Stock on the date of each of the Company's next five Annual Meetings, provided that such persons shall not be granted any Option at any such Annual Meeting unless he or she continues as a director following such Annual Meeting;

                  (b) each Non-Employee Director elected or reelected during 1993 shall be granted on the date of the 1994 Annual Meeting (i) an initial Option for 2,500 shares of the Stock and (ii) an additional Option for 1,000 shares of the Stock; thereafter, each such director shall be granted an Option for 1,000 shares of the Stock on the date of each of the Company's next four Annual Meetings, provided that such person shall not be granted any Option at any such Annual Meeting unless he or she continues as a director following such Annual Meeting; and

                  (c) each Non-Employee Director elected prior to 1993 who has already received a grant of Options for 1,000 shares of the Stock prior to the 1994 Annual Meeting (or is scheduled to receive such a grant at the 1994 Annual Meeting) pursuant to the terms of the Plan a in effect prior to the effective date of this amendment shall be granted on the date of the 1994 Annual Meeting
(i) on Option for 1,000 shares of the Stock if such an Option is scheduled to be granted at the 1994 Annual Meeting, (ii) an Option for 1,500 shares of the Stock, representing the difference between the 1,000 shares of the Stock already granted (or to be granted) to such director pursuant to the Plan and the 2,500 shares of the Stock contemplated under this amendment and (iii) an additional Option for 1,000 shares of the Stock; thereafter, each such director shall be granted an Option fro 1,000 shares of the Stock at each of the Company's next four Annual Meetings, provided that such person shall not be granted any Option at any such Annual Meeting unless he or she continues as a director following such Annual Meeting.

         3. The maximum number of Options that may be granted to all directors who are not full-time salaried employees of the Company or a Subsidiary shall not exceed 30 percent of the shares covered by the Plan. Except as provided in this Section 4(b), no Non-Employee Director shall be eligible to be granted Options under this Plan. Non-Employee Directors of a Subsidiary who are not also Non-Employee Directors of the Company any be granted Options at the discretion of the Board.

         4. An individual may hold more than one Option, subject to such restrictions as are provided herein.